Exhibit 10.2
PROMISSORY NOTE
$3,500,000.00                                                                                                         Effective Date: October 27, 2006
     FOR VALUE RECEIVED, Siouxland Ethanol, LLC (“Maker”), promises to pay to the order of Farm Credit Service of America, PCA (“FCSA”) at its office at 5015 South 118th St., Omaha, Nebraska 68137, or such other place as FCSA shall direct in writing, the principal sum of Three Million Five Hundred Thousand Dollars ($3,500,000.00) or, if less, the amount outstanding under this Note for Advances pursuant to the Credit Agreement dated as of May 4,, 2006, by and between FCSA and Maker (as it may be amended from time to time in the future, the “Credit Agreement”) and any indebtedness related thereto. This Note is issued and delivered to FCSA pursuant to the Credit Agreement. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement.
     The unpaid balance of this Note from time to time outstanding shall bear interest as set forth in the Credit Agreement. Principal and interest shall be payable as provided in the Credit Agreement. The amount of each principal an interest payment shall be determined as provided in the Credit Agreement. This Note has been issued by Maker to FCS/ pursuant to the Credit Agreement and reference is made thereto for specific terms and conditions under which this Note i made and to which this Note is subject.
     Upon the occurrence of an Event of Default, Maker agrees that FCSA (including its assignee, “Holder”) shall have all rights and remedies set forth in the Credit Agreement, including without limitation the rights of acceleration set forth in the Credit Agreement. In addition, Holder shall have the right to recover all costs of collection and enforcement of this Note as provided in the Credit Agreement.
     Maker and any endorser, guarantor, surety or assignor hereby waives presentment for payment, demand, protest, notice of protest, and notice of dishonor and nonpayment of this Note, and all defenses on the ground of delay, suretyship, impairment of collateral, or of extension of time at or after maturity for the payment of this Note.
     This Note shall be governed in all respects by the law of the State of Nebraska.
Maker:

SIOUXLAND ETHANOL, LLC

By: /s/ Thomas Lynch

Name: Thomas Lynch Title: President

By: /s/ Shennen Saltzman

Name: Shennen Saltzman Title: Director